EX-99.906CERT


                                  CERTIFICATION

     Graham Tanaka, Chief Executive Officer, and Dmitriy Perelstein, Chief Financial Officer of TANAKA Funds, Inc. (the "Registrant"), each certify to the best of his or her knowledge that:

          1. The Registrant's periodic report on Form N-CSR for the period ended November 30, 2004 (the "Form N-CSR") fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

          2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

   Chief Executive Officer               Chief Financial Officer
   TANAKA Funds, Inc.                    TANAKA Funds, Inc.


   /s/                                   /s/
   ------------------------------        --------------------------------
   Graham Tanaka                         Dmitriy Perelstein
   Date:   February 8, 2005              Date:  February 8, 2005
     ----------------------------          ------------------------------


A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to TANAKA Funds, Inc. and will be retained by TANAKA Funds, Inc. and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.